UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 19, 2016

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 12, 2016 and February 19, 2016, vTv Therapeutics Inc. (the “Company”) issued an aggregate of 74,199 and 43,749 shares, respectively, of its Class A common stock (“Class A Common Stock”), pursuant to notices of exchange received from certain holders of its Class B common stock (“Class B Common Stock”).  The shares of Class A Common Stock were issued in exchange for an aggregate of 117,948 shares of Class B Common Stock and 117,948 nonvoting common units of vTv Therapeutics LLC (“vTv Units”), pursuant to the terms of the exchange agreement (the “Exchange Agreement”) entered into at the time of the Company’s initial public offering.  The Company issued the shares of Class A Common Stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Pursuant to the Exchange Agreement, the remaining 23,537,866 shares of Class B Common Stock (along with a corresponding number of vTv Units) may be exchanged at any time for (i) shares of Class A Common Stock on a one-for-one basis (for a maximum number of 23,537,866 shares of Class A Common Stock) or (ii) cash (based on the market price of the shares of Class A Common Stock), at the Company’s option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By: /s/ Rudy C. Howard
Name:Rudy C. Howard

Title:    Chief Financial Officer

Dated: February 23, 2016

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